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Exhibit 24.1

ALLFIRST FINANCIAL INC.

Power of Attorney

    Each of the undersigned persons, in his or her capacity as an officer or director, or both, of Allfirst Financial Inc. (the "Company"), hereby appoints Frank P. Bramble, Susan C. Keating, Maurice J. Crowley, David M. Cronin and Brian L. King, and each of them, with full power of substitution and re-substitution and with full power in each to act without the others, his or her attorney-in-fact and agent for the following purposes:

    1.  To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Company, a Registration Statement on Form S-3, and any amendments and post-effective amendments thereto (collectively, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act") and Rule 415 thereunder (if applicable), of up to $450,000,000 in aggregate principal amount of subordinated debt securities ("Debt Securities"), to be offered in one or more public offerings;

    2.  To file or cause to be filed any such Registration Statement with the Securities and Exchange Commission;

    3.  To take all such other action as any such attorney-in-fact, or his substitute, may deem necessary or desirable in order to effect and maintain the registration of the Debt Securities under the Act; and

    4.  To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Company, all such documents and instruments as any such attorney-in-fact, or his substitute, may deem necessary or advisable in connection with the registration, qualification or exemption of the Debt Securities under the securities laws of any state or other jurisdiction.

    This power of attorney shall be effective as of the date written opposite the signature of each of the undersigned and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Company.

/s/ FRANK P. BRAMBLE Frank P. Bramble Chairman of the Board and Director	August 8, 2001
/s/ SUSAN C. KEATING Susan C. Keating President, Chief Executive Officer and Director	August 8, 2001
/s/ MAURICE J. CROWLEY Maurice J. Crowley Executive Vice President and Chief Financial Officer	August 23, 2001

/s/ ROBERT L. CARPENTER, JR. Robert L. Carpenter, Jr. Senior Vice President and Controller	August 22, 2001
/s/ SHERRY F. BELLAMY Sherry F. Bellamy Director	August 7, 2001
/s/ JAMES T. BRADY James T. Brady Director	August 8, 2001
/s/ MICHAEL D. BUCKLEY Michael D. Buckley Director	August 9, 2001
/s/ JEREMIAH E. CASEY Jeremiah E. Casey Director	August 20, 2001
/s/ EDWARD A. CROOKE Edward A. Crooke Director	August 14, 2001
/s/ JOHN F. DEALY John F. Dealy Director	August 23, 2001
/s/ FRANK A. GUNTHER, JR. Frank A. Gunther, Jr. Director	August 10, 2001
/s/ MARGARET M. HECKLER Margaret M. Heckler Director	August 7, 2001
/s/ GARY KENNEDY Gary Kennedy Director	August 8, 2001

/s/ WILLIAM T. KIRCHHOFF William T. Kirchhoff Director	August 8, 2001
/s/ ANDREW MAIER II Andrew Maier II Director	August 13, 2001
/s/ THOMAS P. MULCAHY Thomas P. Mulcahy Director	August 10, 2001
/s/ MORTON I. RAPOPORT Morton I. Rapoport Director	August 7, 2001

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  Exhibit 24.1
ALLFIRST FINANCIAL INC.